UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 25, 2010

Active Power, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30939	74-2961657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2128 W. Braker Lane, BK12

Austin, Texas 78758

(Address of principal executive offices, including zip code)

(512) 836-6464

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of Active Power, Inc. (“we,” “us,” “our,” or the “Company”) approved a management incentive program for our executive officers, including our named executive officers, for the fiscal year ending December 31, 2010.

Under the plan, our executive officers other than our sales executives, including certain of our named executive officers, will be entitled to earn a target award for 2010 payable in cash equal to a percentage of such executive’s base salary. Consistent with the prior year, the target award for each of John Penver and Lisa Brown for 2010 is 50% of their respective 2010 base salaries, and the target award for Jim Clishem, our Chief Executive Officer, is 100% of his 2010 base salary. As in the prior year, 80% of the target award for each of Mr. Clishem, Mr. Penver and Ms. Brown (i.e., our non-sales named executive officers) will be based upon the achievement of corporate financial and operating objectives, including revenue, EBITDA and a quality metric, weighted at 30%, 40% and 10% of the overall award. The remaining 20% of the award will be based upon achievement of individual objectives unique to each executive and their areas of responsibility that are tied to the Company’s annual operating plan. For 2010, the Committee also approved certain multipliers to the target awards that will be triggered if we achieve revenue and/or EBITDA in excess of our 2010 annual operating plan, such that the maximum award under the plan, based on our achievement of 130% of our targeted revenue and 270% of our targeted EBITDA for 2010, would be equal to 240% of base salary for Mr. Clishem and 120% of base salary for each of Mr. Penver and Ms. Brown. If we fail to achieve certain minimum threshold amounts of revenue, EBITDA and our quality metric in 2010, and an executive also fails to meet his or her individual objectives for the year, such officer would not receive any bonus under the plan.

The Committee also approved a compensation plan for our sales executives, including Gary Rackow, a named executive officer, for 2010 that is materially consistent with his compensation program for the prior year.

On February 25, 2010, as in the prior year, the Committee also granted to all named executive officers performance-based options that will only vest if pre-defined performance metrics tied to EBITDA levels based on our 2010 operating plan are realized. If these performance metrics are not met, no performance-based options will vest and no shares will be issued to the named executive officers. The maximum number of shares for each named executive officer potentially issuable pursuant to these performance-based options is as follows:

Named Executive Officer	Maximum Performance Shares
Jim Clishem	780,000
John Penver	390,000
Lisa Brown	210,000
Gary Rackow	180,000

Any performance options that become eligible for vesting upon the achievement of the performance metrics will vest over three years, with 50% of any eligible options vesting on the one-year anniversary of the date of grant and 25% of any eligible options vesting in each of the following two years.

The performance options granted by the Committee in 2009 did not vest because the Company failed to achieve the minimum EBITDA level required for vesting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTIVE POWER, INC.

Date: March 3, 2010	By:	/S/ JOHN PENVER
John Penver Chief Financial Officer